Exhibit 99.1

News Release

Victory Capital Completes Acquisition of USAA® Asset Management Company

•	Cost synergy estimates increased to $120 million and timeline accelerated
•	Pro forma Debt / EBITDA ratio of ~2.7x, reduced from earlier estimates
•	Significantly expanded investment capabilities and product depth
•	New and unique direct-member distribution channel
•	Firmwide assets under management (AUM) of $142.3 billion, on a pro forma basis, as of April 30, 2019[1]

Cleveland, Ohio, July 1, 2019 – Victory Capital Holdings, Inc. (NASDAQ:VCTR) (“Victory Capital” or “the Company”) today announced that it has completed the acquisition of USAA Asset Management Company, which includes USAA’s Mutual Fund and ETF businesses and its 529 College Savings Plan.

Victory Capital also announced that it has increased cost synergy estimates for the transaction from $110 million to $120 million. Approximately $75 million of synergies have been realized as of today’s close, ~$100 million are expected to be in place within six months of close and the full $120 million within 12 to 15 months of close. This schedule is accelerated from previously communicated timeframes.

The transaction was financed by Victory Capital through a combination of debt and cash on the balance sheet. The Company’s pro forma Debt / EBITDA ratio as of the close of the transaction is ~2.7x. The transaction is expected to result in significant accretion to earnings per share (EPS). Victory Capital expects EPS accretion of more than 100% in 2020, the Company’s first full year of ownership. The impact on 2019 EPS accretion is expected to be greater than 40%.

“The acquisition of USAA Asset Management Company significantly diversifies our investment capabilities and increases our size and scale. It also broadens our distribution platform to include a direct channel through which we have the unique opportunity to serve USAA members,” said David Brown, Chairman and Chief Executive Officer, Victory Capital. “We are pleased to welcome the USAA investment professionals to our integrated multi-boutique platform and are honored to serve the investment needs of the military community.”

“Our mission is to support the long-term financial security of military members and their families,” said Stuart Parker, Chief Executive Officer, USAA. “Victory Capital will continue providing members quality products and service, plus a greater variety of mutual funds and ETFs. We will work with Victory Capital and our members to ensure a smooth transition.”

As of April 30, 2019, Victory Capital had AUM of $61.0 billion and USAA Asset Management Company had AUM of $81.3 billion. On a pro forma basis, Victory Capital’s firmwide AUM is estimated to be $142.3 billion.1

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model.

Victory Capital provides specialized investment strategies to institutions, intermediaries,  retirement platforms and individual investors, including USAA members through its direct member channel. Through its Investment Franchises and Solutions Platform, Victory Capital offers a diverse array of independent investment approaches and innovative investment vehicles designed to drive better investor outcomes. This includes actively managed mutual funds and separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts:

Investors:
Matthew Dennis, CFA
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
For USAA:

Matthew Hartwig, 210-819-9109

matthew.hartwig@usaa.com

For Victory Capital:
Tricia Ross, 310-622-8226

tross@finprofiles.com

1. Based on AUM for Victory Capital and USAA Asset Management Company as of April 30, 2019. AUM for the USAA Asset Management Company includes $10.4 billion that is invested in USAA Mutual Funds through the managed money product offered by USAA’s brokerage platform. Victory Capital did not acquire the USAA brokerage business.

USAA is a trademark of United Services Automobile Association and is being used by Victory Capital and its affiliates under license. Victory Capital and its affiliates are not affiliated with USAA or its affiliates.